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                                                                   EXHIBIT 10.17



                                                                    EXECUTION


     This Consent Agreement (this "Agreement"), dated as of April 22, 1997, is by and among all of the Stockholders (the "Stockholders") of the Galbreath Company, an Ohio corporation, and Galbreath Company of California, Inc., a California corporation (collectively, the "Galbreath Companies"), Galbreath Holdings, LLC, a Delaware limited liability company ("Galbreath LLC" and, together with the Stockholders, the "Galbreath Parties"), DEL-LPL Limited Partnership ("DEL-LPL"), DEL-LPAML Limited Partnership ("DEL-LPAML" and, together with DEL-LPL, the "DEL Partnerships"), DEL/LaSalle Finance Company, L.L.C. ("DEL Finance" and, together with the DEL Partnerships, the "DEL Parties"), LaSalle Partners Limited Partnership ("LPL") and LaSalle Partners Management Limited Partnership ("LPML" and, together with LPL, the "Lower Tier Partnerships").

                                 INTRODUCTION

     The DEL Parties propose to reorganize the Lower Tier Partnerships by (i) organizing a corporation under the laws of the State of Maryland to be named LaSalle Partners Incorporated ("LPI"), (ii) requiring each partner of the Lower Tier Partnerships to contribute all of its respective partnership interests in the Lower Tier Partnership into LPI in exchange for shares of LPI's capital stock, and (iii) transferring all of the businesses of the Lower Tier Partnerships and their respective subsidiaries through mergers, transfers, of ownership interests and transfers of assets and liabilities, all as more fully set forth in a Plan of Reorganization (collectively, the "Reorganization");

     Pursuant to Section 4.1 (e) of the Amended and Restated Agreement of Limited Partnership of LPL dated as of November 30, 1994 (the "LPL Partnership Agreement") and Section 4.1 (e) of the Amended and Restated Agreement of Limited Partnership of LPML dated as of November 30, 1994 (the "LPML Partnership Agreement"; and together with the LPL Partnership Agreement, the "Lower Tier Partnership Agreements"), the DEL Partnerships have a right to purchase up to 492,291 partnership units of the Lower Tier Partnerships at prices set forth therein, which prices are below the estimated current market value of such partnership units (such rights, the "DEL Purchase Rights");

     In connection with the Reorganization, the DEL Partnerships seek to receive certain shares (the "DEL Exchange Shares") of LPI common stock (the "Common Stock") in exchange for the termination of the DEL Purchase Rights (such exchange, the "Exchange");

     The DEL Parties and the Galbreath Parties have agreed that the value of the Galbreath Companies is equal to a percentage amount (the "Galbreath Companies Percentage Value") up to 18% of the fully diluted value of the Lower Tier Partnerships and the Galbreath Companies combined;

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     The DEL Parties propose to consummate an underwritten initial public offering of certain shares of common stock of LPI immediately after the Reorganization (the "IPO") and propose to use Morgan Stanley & Co. and William Blair & Company as underwriters in connection with the IPO (the "Underwriters");

     The DEL Parties have requested the consent of the Galbreath Parties to the proposed Reorganization, Exchange, and IPO; and

     The Galbreath Parties are willing to provide such consent subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual provisions and covenants hereinafter contained and for other good and valuable consideration, the parties hereto agree as follows:

     1. Consent. Each of the Galbreath Parties hereby consents to the Reorganization, Exchange and IPO, subject to the terms and conditions provided herein.

     2. Plan of Reorganization. The Plan of Reorganization and other documents relating the reorganization (the "Reorganization Documents") shall provide that the Galbreath Parties shall receive not less than 18% (including shares held by Galbreath-LPL Holdings, LLC) of the aggregate number of shares of Common Stock outstanding after the Reorganization (in each case, not taking into account the Exchange, or the IPO). The Reorganization Documents shall otherwise be in form and substance reasonably satisfactory to the Galbreath Parties.

     3. Capital Account Adjustment. Prior to the Reorganization, the correlation between the Capital Account (as such term is used in the Lower Tier Partnership Agreements) and the percentage of shares of Common Stock the Galbreath Parties shall receive in connection with the Reorganization shall be satisfactory to the Galbreath Parties.

     4. Exchange. The number of DEL Exchange Shares issued pursuant to the Exchange shall not exceed the number determined in accordance with the formula set forth in Attachment I hereto.

     5. Organizational Documents of LPI. The Certificate of Incorporation and the By-Laws of LPI shall be in form and substance reasonably satisfactory to the Galbreath Parties.

     6. Effectiveness of Reorganization, Etc. The Reorganization shall become effective only after the Underwriters have agreed to purchase Common Stock in connection with the IPO in accordance with the terms and conditions set forth herein. The Reorganization shall not cause any adverse tax or other adverse consequences (except as otherwise expressly consented to hereunder) to either of the Galbreath Parties or any of its affiliates.

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        7.  IPO Terms. The IPO shall be completed on or prior to November 15,
1997, shall result in the listing of the Common Stock on The New York Stock Exchange and shall raise net proceeds in an amount not less than the aggregate outstanding principal and interest on the Second Amended and Restated Class A Subordinated Promissory Notes and the Amended and Restated Class B Subordinated Promissory Notes each dated August 27, 1996 and issued by LPL and LPML to DSA-LSPL and DSA-LSAM, respectively (the "Class A Notes" and the "Class B Notes" respectively; collectively, the "Notes"). The net proceeds from the IPO shall first be applied toward the repayment of the outstanding principal and interest on the Notes. The public offering price per share of Common Stock shall not be less than a price equivalent to a per unit value of the partnership units of the combined Lower Tier Partnerships of $82.61. No shareholder of LPI may participate in any secondary offering of its shares of Common Stock in connection with the IPO, except that DEL Finance may, pursuant to any exercise of each Underwriter's "greenshoe" option, if any, sell to the Underwriters additional shares of Common Stock held by DEL Finance in an amount not exceeding 15% of the number of shares issued by LPI pursuant to the IPO. All net proceeds of any such secondary offering of Common Stock by DEL Finance shall be applied toward repayment of indebtedness owed by DEL Finance to Dresdner Bank AG. The only class of shares that LPI may issue pursuant to the Reorganization or the IPO shall be the Common Stock.

        8. Transfers. Except as may be consented to by the parties hereto or as may be required by law or pursuant to a contractual lock-up agreement applicable to the Galbreath Parties and the Del Parties (which agreement shall not provide any restriction after six months from the completion of the IPO as required by the Underwriters and LPI), there shall be no restriction on the ability of the Galbreath Parties to transfer their shares of Common Stock. Notwithstanding the foregoing there shall be no restriction on the right of the Galbreath Parties to transfer all or a portion of the Common Stock held by them to Dai-Ichi Life (U.S.A.), Inc. or any one or more of its direct or indirect wholly owned subsidiaries.

     9. Periodic Meetings. Prior to the Reorganization, LPI and the Galbreath Parties shall have entered into an agreement reasonably satisfactory to such parties pursuant to which the Galbreath Parties and its advisors shall be provided an opportunity to hold periodic meetings with such officers of LPI as the Galbreath Parties shall request for the purpose of discussing matters relating to the operation and financial condition of LPI.

     10. Assignment by Galbreath Parties. Each of the Galbreath Parties may assign its rights hereunder to any of its affiliates. Each of the DEL Parties may assign its rights hereunder to any of its affiliates, provided that neither DEL Party may delegate any of its obligations hereunder without the express written consent of the Galbreath Parties. Neither Lower Tier Partnership may assign its rights or obligations hereunder without the express written consent of the Galbreath Parties.

     11. Law to Govern; Other Provisions. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware. No failure or

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delay by any party or any of its representatives in exercising any right, power or privilege shall operate as a waiver thereof nor shall any single or partial exercise preclude any other or further exercise of any right, power or privilege. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                               *  *  *  *  *  *

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                                       DEL-LPL LIMITED PARTNERSHIP


                                       By:  /s/ Robert C. Spoerri
                                            ------------------------------------




                                       DEL-LPAML LIMITED PARTNERSHIP


                                       By:  /s/ Charles K. Esler
                                            ------------------------------------


                                       STOCKHOLDERS



                                       By:  /s/ Lizanne Galbreath Megrue
                                            ------------------------------------
                                            Lizanne Galbreath Megrue, as trustee
                                            for the separate trust for the
                                            benefit of Lizanne Galbreath Megrue,
                                            John W. Galbreath, III and Laurie
                                            Galbreath Nichols under the
                                            Irrevocable Trust created by Daniel
                                            M. Galbreath, created April 13,
                                            1995.



                                       By:  /s/ Lizanne Galbreath
                                            ------------------------------------
                                            Lizanne Galbreath



                                       GALBREATH HOLDINGS, LLC

                                       By:  /s/ Lizanne Galbreath
                                            -----------------------------------
                                            Name:
                                            Title:


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                                        LASALLE PARTNERS LIMITED
                                        PARTNERSHIP
                                        By: DEL-LPL LIMITED PARTNERSHIP,
                                            its General Partner


                                        By: /s/ Robert C. Spoerri
                                            ---------------------


                                        LASALLE PARTNERS MANAGEMENT
                                        LIMITED PARTNERSHIP
                                        By: DEL-LPAML LIMITED PARTNERSHIP,
                                            its General Partner


                                        By: /s/ Charles K. Esler
                                            ---------------------

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